Exhibit 10.1

MODINE MANUFACTURING COMPANY
2017 INCENTIVE COMPENSATION PLAN
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD

We are pleased to inform you that you have been granted a Restricted Stock Unit Award subject to the terms and conditions of the Modine Manufacturing Company 2017 Incentive Compensation Plan (the “Plan”) and of this Award Agreement.  Unless otherwise defined herein, all terms used in this Award Agreement shall have the same meanings as set forth in the Plan.

Full name of Grantee:

Date of Award:	July 19, 2018

Total number of
Restricted Stock Units:

1.  Restricted Stock Unit Award.  Pursuant to the Plan and your election pursuant to the Modine Manufacturing Company Non-Employee Director Compensation Policy (the “Policy”), you are hereby granted a Restricted Stock Unit Award, subject to the terms and conditions of this Award Agreement and the Plan.  Accordingly, you are hereby granted the number of restricted stock units set forth above (the “RSUs”), effective as of the date of Award set forth above (the “Grant Date”).  All RSUs granted hereunder shall be vested as of the Grant Date.

2.  Settlement of RSUs.  The above RSUs shall be settled as of the date you elected in that certain Annual Stock Grant RSU Election Form for 2018 that you delivered to the Company in advance of the Grant Date pursuant to the Policy (such date that you elected, the “Settlement Date”), provided you may delay the date the RSUs are settled if you submit a new Settlement Date to Modine Manufacturing Company (the “Company”) in accordance with the procedures set forth in the Annual Stock Grant RSU Election Form.

3.  Delivery of Shares.  As of the Settlement Date, each RSU awarded to you under this Restricted Stock Unit Award shall be settled by ascribing to you (or in the event of your death, your beneficiary) a share of Common Stock in book entry on the records kept by the Company’s transfer agent or such other method of delivering shares of Common Stock subject to this Award, as determined by the Committee.

4.  Dividend Equivalents.  If any dividends are paid by the Company on the Company’s Common Stock between the Date of Grant and the Settlement Date, then on the date of such a dividend payment, you shall be granted an additional number of RSUs equal to the amount of dividends you would have received if your RSUs had been outstanding shares of Common Stock on the date of the dividend payment to the Company’s shareholders, divided by the average closing price of a share of Common Stock for the one-month period prior to the dividend payment date.   Such RSUs shall be fully vested on the date of such grant and shall be settled at the same time as all other RSUs are settled under this Award.

5.  No Obligation of Service.  This Restricted Stock Unit Award shall not impose any obligation on the Company to continue your service with the Company.

6.  Provisions of the Plan Control.  This Restricted Stock Unit Award is qualified in its entirety by reference to the terms and conditions of the Plan under which it is granted, a copy of which you may request from the Company.  The Plan empowers the Committee to make interpretations, rules and regulations thereunder and, in general, provides that the determinations of such Committee with respect to the Plan shall be binding upon you.  The Plan is incorporated herein by reference.

7.  Use of Words.  The use of words of the masculine gender in this Award Agreement is intended to include, wherever appropriate, the feminine or neuter gender and vice versa.

8.  Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

9.  Taxes.  The Company may require payment of or withhold any minimum tax which it believes it is required to withhold, if any, as a result of this Restricted Stock Unit Award, and the Company may defer making delivery with respect to shares issuable hereunder until arrangements satisfactory to the Company have been made with respect to such tax withholding obligations.

SIGNATURES ON THE FOLLOWING PAGE

By your signature and the signature of the Company’s representative below, you and the Company agree that the RSUs awarded to you under this Award Agreement are subject to the terms and conditions of the Plan, a copy of which is available to you upon request.  As provided in the Plan, you hereby agree to accept as binding any decision of the Committee with respect to the interpretation of the Plan and this Award Agreement, or any other matters associated therewith.

IN WITNESS WHEREOF, the Company has caused these presents to be executed as of July 19, 2018.

MODINE MANUFACTURING COMPANY

By:	/s/ Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

The undersigned hereby accepts the foregoing Restricted Stock Unit Award and agrees to the terms and conditions of this Award Agreement and of the Plan.